UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2006
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 5, 2006, Transmeta Corporation, a Delaware corporation (“Transmeta”), entered into an agreement with Advanced Micro Devices, Inc., a Delaware corporation (“AMD”), providing for AMD to distribute a special version of Transmeta’s Efficeon microprocessor on an exclusive basis worldwide. Under the agreement, AMD has the exclusive rights to market, promote and sell the special Efficeon microprocessor product, which has been designed with secured processing capability for Microsoft’s recently announced FlexGo technology. FlexGo is a proprietary Microsoft security technology designed to enable end users to use or access certain products, services or functionality for limited periods of time or specific tasks on a variety of business models, including customer services offered on a pre-paid or subscription basis. The agreement also grants to AMD certain limited licenses relating to the special Efficeon microprocessor, including a FlexGo-enabled version of Transmeta’s Code Morphing software and the Efficeon trademark. The agreement has an initial term of 36 months and is renewable from year to year in incremental renewal terms of one year thereafter unless otherwise terminated by either Party, with or without cause, upon two months prior notice.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: June 5, 2006	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary